UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2016

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 26, 2016, Momenta Pharmaceuticals, Inc. (the “Company”) received written notice (the “Termination Notice”) from Baxalta US Inc., Baxalta GmbH and Baxalta Incorporated (collectively, “Baxalta”) stating that Baxalta has exercised its right to terminate for its convenience (the “Termination”) the Development, License and Option Agreement, by and between the Company and Baxalta, dated as of December 22, 2011, as amended (the “Original Agreement”), pursuant to which the Company and Baxalta agreed to collaborate, on a world-wide basis, on the development and commercialization of M923, the Company’s biosimilar HUMIRA® (adalimumab) candidate.  Under the terms of the Original Agreement, the effective date of the Termination was twelve months from the date of receipt of the Termination Notice (the “Original Effective Date”).

On December 31, 2016, the Company and Baxalta entered into an Asset Return and Termination Agreement (the “Termination Agreement”) amending certain terms of the Original Agreement relating to the termination of the Original Agreement.  Under the terms of the Termination Agreement, the effective date of the Termination is December 31, 2016 (the “New Effective Date”).  Baxalta is not obligated to continue to perform development, manufacturing or commercialization activities for M923 after the New Effective Date except for certain clinical and regulatory activities that are expected to be completed by April 2017 (the “Transition Services”).  In order to fund the other activities that Baxalta was required to perform under the Original Agreement through the Original Effective Date, Baxalta is obligated to pay the Company a one-time cash payment of $51.2 million within 10 business days of the New Effective Date (the “Upfront Payment”).  The Company is obligated to pay to Baxalta a royalty of 5% of net sales (as such term is defined in the Original Agreement) until Baxalta’s development expenses and commercialization costs (as such terms are defined in the Original Agreement) incurred through the New Effective Date, plus those incurred in providing the Transition Services and plus the Upfront Payment, are reimbursed.  The licenses granted pursuant to the Original Agreement by the Company to Baxalta under the Company’s intellectual property rights relating to M923 terminate as of the New Effective Date except solely to extent reasonably necessary or useful for Baxalta to perform the Transition Services.  The licenses granted by Baxalta to the Company under its intellectual property rights relating to M923 survive, and Baxalta has granted to the Company licenses under additional Baxalta intellectual property rights, if any, relating to M923 existing upon completion of the Transition Services.  The Termination Agreement also assigns to the Company certain third party agreements relating to the development, manufacture, and commercialization of M923.

1.02 Termination a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: January 3, 2017	By:	/s/ Scott M. Storer
Scott M. Storer Chief Financial Officer (Principal Financial Officer)